UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2011

SSI INVESTMENTS II LIMITED

 (Exact Name of Registrant as Specified in Charter)

Republic of Ireland	333-169857	None
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

107 Northeastern Boulevard
Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 324-3000

 (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2011, the Board of Directors (the “Board”) of SSI Investments II Limited (the “Company”) appointed Lelia O’Hea to serve as an additional director of the Company.  Currently, Ms. O’Hea has not been named to serve on any committee of the Board.  Pursuant to a corporate secretarial services agreement between the Company, Ms. O’Hea and Intertrust Management Ireland Limited (“Intertrust”), among others, Intertrust and Ms. O’Hea have agreed to provide the Company with director and other corporate secretarial services and the Company and its affiliates have agreed to pay €3,000 per year in connection with Ms. O’Hea’s service on the Board.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SSI Investments II Limited
Date: September 26, 2011	By:	/s/ Charles E. Moran
Charles E. Moran
President and Chief Executive Officer